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                         Independent Auditors' Consent


The Board of Directors
UCAR International Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus. Our report on the consolidated financial statements refers to a change in the method of determining LIFO inventories in 1996.

                                      /s/ KPMG Peat Marwick LLP
Stamford, Connecticut
March 10, 1997